UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

As previously reported, in a series of actions taken during November and December 2007, the U.S. Drug Enforcement Administration (the “DEA”) suspended the licenses to distribute controlled substances held by three of Cardinal Health, Inc.’s (the “Company’s”) distribution centers. The DEA matter is more fully described under the heading “DEA Matter” in Note 7 of “Notes to Condensed Consolidated Financial Statements” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

On August 7, 2008, the Company and the DEA staff reached an oral agreement in principle to resolve the license suspensions. The oral agreement is subject to the completion of definitive documentation as well as approval by the DEA Administrator and the U.S Department of Justice. The Company expects that the license suspensions will be lifted during the quarter ending December 31, 2008. There can be no assurance, however, that the Company’s efforts to resolve the DEA matter will be successful within the expected timeframe or will be successful at all, and the Company cannot predict the final terms of any settlement.

When the Company released its earnings for the quarter and fiscal year ended June 30, 2008 on August 7, 2008, it announced that it had recorded a reserve of $23.5 million for the DEA matter in special items on the Company’s consolidated statements of earnings. As a result of the developments discussed above, on August 11, 2008, the Company recorded an additional reserve of $10.5 million for the quarter ended June 30, 2008 for a total reserve of $34.0 million for the DEA matter. Separately, due to recent and unrelated developments in the Syncor ERISA litigation and other legal matters, the Company determined that a $3.0 million reduction in those reserves was also appropriate. The additional reserve for the DEA matter and the reduction in the reserves for the Syncor ERISA litigation and other legal matters results in a net increase of special items for the quarter and fiscal year ended June 30, 2008 of $7.5 million compared to the results reported on August 7, 2008.

Replacement financial tables for the tables included as part of the August 7, 2008 news release, updated to reflect the matters described in this Form 8-K, are included as Exhibit 99.1 to this report. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to this report. Further updates for the DEA matter may be disclosed under the “Special notices” tab on the Investors page at www.cardinalhealth.com.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Financial tables issued by Cardinal Health, Inc. on August 13, 2008 related to fourth quarter and full fiscal year results.

99.2	Information disclosed by Cardinal Health, Inc. on August 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: August 13, 2008	By:	/s/ Ivan K. Fong
	Name:	Ivan K. Fong
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

99.1	Financial tables issued by Cardinal Health, Inc. on August 13, 2008 related to fourth quarter and full fiscal year results.

99.2	Information disclosed by Cardinal Health, Inc. on August 13, 2008.